Exhibit 99.1

HEARING DATE AND TIME: TO BE DETERMINED

OBJECTION DEADLINE: TO BE DETERMINED

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

David M. Feldman

Mitchell A. Karlan

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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:
In re:	:	Chapter 11
MOTORS LIQUIDATION COMPANY, et al.,	:	Case No.: 09-50026 (MG)
f/k/a General Motors Corp., et al.,	:
:
Debtors.	:	(Jointly Administered)
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MOTION OF THE MOTORS LIQUIDATION COMPANY GUC TRUST

ADMINISTRATOR PURSUANT TO BANKRUPTCY CODE SECTIONS 105(a), 363(b) AND 1142(b)

AND BANKRUPTCY RULE 3020(d) TO AUTHORIZE ENTRY INTO

FORBEARANCE AGREEMENT WITH GENERAL MOTORS LLC

i

TABLE OF AUTHORITIES

Page(s)
Cases

Arcadian Phosphates, Inc. v. Arcadian Corp.,
884 F.2d 69 (2d Cir. 1989)	16

Comm. of Asbestos- Related Litigants and/or Creditors v. Johns-Manville Corp. (In re Johns-Manville Corp.),
60 B.R. 612 (Bankr. S.D.N.Y. 1986)	15

Comm. of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.),
722 F.2d 1063 (2d Cir. 1983)	14

In re Integrated Resources, Inc.,
147 B.R. 650 (S.D.N.Y. 1992)	15

In re Motors Liquidation Co.,
529 B.R. 510 (Bankr. S.D.N.Y. 2015), aff’d in part, rev’d in part, vacated in part sub nom. Elliott v. General Motors LLC (In re Motors Liquidation Co.),
829 F.3d 135 (2d Cir. 2016)	6, 7

RKG Holdings, Inc. v. Simon,
182 F.3d 901 (2d Cir. 1999)	16

Smith v. Van Gorkom,
488 A.2d 858 (Del. 1985)	15

Winston v. Mediafare Entm’t Corp.,
777 F.2d 78 (2d Cir. 1985)	16

Statutes

11 U.S.C. § 105(a)	14

11 U.S.C. § 363(b)(1)	14

11 U.S.C. § 1142(b)	14

ii

By and through its undersigned counsel, Wilmington Trust Company, in its capacity as trustee and trust administrator (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), respectfully submits this Motion of the Motors Liquidation Company GUC Trust Administrator Pursuant to Bankruptcy Code Sections 105(a), 363(b) and 1142(b) and Bankruptcy Rule 3020(d) to Authorize Entry into Forbearance Agreement with General Motors LLC (the “Motion”). In support of this Motion, the GUC Trust Administrator respectfully states as follows:

PRELIMINARY STATEMENT1

1. Since its appointment, the GUC Trust Administrator has diligently pursued two main goals — to maximize the recovery of Unitholders and to expedite the distribution of the GUC Trust’s corpus to such Unitholders. The GUC Trust remains committed to pursuing those goals, and has continued to do so in earnest. After the Ignition Switch Defect relating to Old GM manufactured vehicles came to light in early 2014, the GUC Trust became a party to resulting litigation in the Bankruptcy Court and Second Circuit. Litigation relating to the Ignition Switch Defect could impair the GUC Trust’s ability to complete its wind-down and make a final distribution. Given the magnitude of potential claims threatened by counsel purporting to represent various actual and potential claimants (“Claimants’ Counsel”), these potential liabilities complicated whether and when the GUC Trust could distribute available assets.

2. From the outset of the Ignition Switch Defect litigation, the GUC Trust Administrator believed that there were (and remain) several strong defenses to Claimants’ Counsel’s claims, including but not limited to equitable mootness and the lack of excusable

[1]	Capitalized terms that are not otherwise defined in this Preliminary Statement shall have the meanings ascribed to such terms below.

neglect. As such, the GUC Trust continued to push forward with its mandate in spite of the claims, making two distributions to beneficiaries (which did not include plaintiffs in the Recall Litigation2), obtaining court authority to liquidate all of the common stock and warrants held by the GUC Trust in order to crystallize tax liabilities (thus permitting an immediate distribution), and attempting to structure agreements with the Motors Liquidation Company Avoidance Action Trust to lessen or eliminate its exposure to the Term Loan Avoidance Action litigation. In short, the GUC Trust continued to maximize its goals while vigorously litigating issues and asserting defenses to the Recall Litigation.

3. The GUC Trust Administrator also recognized that the resolution of the Recall Litigation required the expenditure of significant GUC Trust assets in the form of legal fees and the loss of the time value of money associated with potential delays in distributions to beneficiaries. For those reasons, the GUC Trust Administrator repeatedly sought to engage in settlement discussions with the interested parties to seek an earlier and cost efficient resolution.

4. Starting in June 2017, the GUC Trust Administrator engaged in such settlement discussions with certain Claimants’ Counsel who filed motions (the “Late Claim Motions”) seeking authority to prosecute late proofs of claim against the GUC Trust. Such discussions culminated in the preparation, but not the execution, of draft settlement documents that were designed to resolve the Late Claim Motions and the claims underlying those motions (the “Proposed Claimants’ Counsel Settlement”). The hope underlying the Proposed Claimants’ Counsel Settlement was that the GUC Trust could extricate itself from the Recall Litigation by obtaining a full release from all possible claimants in exchange for supporting a $10 billion general

[2]	All litigation against New GM or Old GM related to or arising from the Ignition Switch Defect or the Non-Ignition Switch Defects is defined herein as the “Recall Litigation.”

unsecured claim against the Old GM estates through a bankruptcy claim estimation process. Counsel filing the Late Claims Motions proposed that the claims of all potential claimants—including unnamed individuals who had suffered economic losses or personal injuries, but who had never appeared in the litigation or filed claims in the Old GM bankruptcy case—would be waived as against the GUC Trust and its assets, and that all such claims would instead be satisfied from the resulting issuance of approximately $1 billion worth of new equity by New GM under the Adjustment Shares Provision. The Proposed Claimants’ Counsel Settlement entailed significant costs and risks, including:

a.	A “global release” was far from assured under the Proposed Claimants’ Counsel Settlement, and would be subject to challenge by any of the potentially millions of individuals whose claims were released by the settlement but who were not a signatory to it.

b.	The Proposed Claimants’ Counsel Settlement assumed that the Court would bifurcate consideration of an order releasing potential claims against the GUC Trust and an order estimating the value of claims, such that the GUC Trust could litigate the former but only “reasonably support”—but not actively litigate—entry of the latter.

c.	The Proposed Claimants’ Counsel Settlement envisioned that class, representational, joinder, liability and damages issues would be resolved in the Bankruptcy Court and not be entwined with the multi-district litigation pending in the district court, in spite of potential overlaps between the issues raised by the proposed settlement and those raised in the MDL, including Rule 23 class-related issues.

5. Moreover, under the Proposed Claimants’ Counsel Settlement, the prospect of a near-term distribution from the GUC Trust was dubious. The Proposed Claimants’ Counsel Settlement would be opposed by New GM, which strongly disputed that it had an obligation to issue $1 billion in new equity (the “Adjustment Shares”) based on the purported claims,3 and questioned the merits of a settlement that resulted in a claim amount that would precisely trigger the maximum payment of Adjustment Shares by New GM.

[3]	New GM has argued that because such an order must be based on an estimate of “aggregate allowed general unsecured claims,” it may not include alleged damages asserted by Claimants’ Counsel on behalf of millions of individuals purportedly covered by the Proposed Claimants’ Counsel Settlement, none of whom have asserted “claims.”

6. Indeed, once New GM was provided with a high-level outline of the potential settlement terms on August 9, 2017, it became clearer that if the GUC Trust was to reach a settlement, major litigation would follow. New GM stated that it would raise a number of defenses and objections to the proposed settlement, including: (i) its view that the $10-billion claim underlying the settlement was unsupportable and contrived to trigger the Adjustment Shares Provision; (ii) its view that millions of claims that had not been filed could not be included under the Adjustment Shares Provision of the Sale Agreement (Section 3.2(c) requires an estimate of “the aggregate allowed general unsecured claims against Sellers’ estates”); (iii) its view that certain Claimants’ Counsel did not (and could not) represent the millions of individuals purportedly subject to the alleged settlement; (iv) its view that those individuals could not be bound to the alleged settlement in the absence of the procedures required by Fed. R. Civ. P. 23; (v) its view that Claimants’ Counsel would not be able to meet the requirements of Fed. R. Civ. P. 23; and (vi) its view that the Bankruptcy Court should not estimate claims that overlap substantially with claims pending adjudication in the MDL Court (including with respect to Rule 23 class-related issues).

7. The alternatives for the GUC Trust were not optimal; absent a settlement, the GUC Trust would be forced either to litigate with Claimants’ Counsel on their Late Claims Motions, burning significant assets in the process and reducing recoveries to Unitholders, or litigate with New GM regarding the propriety of a potential settlement with Claimants’ Counsel. The Proposed Claimants’ Counsel Settlement, while far from perfect, was therefore worth considering. The GUC Trust had additional factors to consider in its risk/reward analysis when New GM and the GUC Trust discussed an alternative in the form of a proposed forbearance agreement (the

“Forbearance Agreement”). The concept was simple — that the GUC Trust would forbear, for a defined period of time, from seeking to trigger New GM’s obligation to pay Adjustment Shares, in exchange for (1) complete coverage by New GM of its litigation costs (which would otherwise be borne by the GUC Trust), and (2) a potential return on GUC Trust assets if there was any delay in distributions caused by the Recall Litigation. If the GUC Trust and New GM could not, at the appropriate time, agree on a rate of return, then the GUC Trust’s forbearance obligations could be terminated at the GUC Trust’s election.

8. Under the Forbearance Agreement, the GUC Trust does not waive any rights or defenses and avoids substantial litigation costs. It will have the benefit of continuing to litigate against Claimants’ Counsel’s claims on the merits, at no cost to the GUC Trust, where the GUC Trust believes it is likely to win. There is also minimal or no risk from delays in distributions to beneficiaries—to the extent that the GUC Trust is in a position to make a distribution (which will not even be possible until after the full and final resolution of the Term Loan Avoidance Action), New GM will either compensate the GUC Trust for the delay or the forbearance obligation will be terminated, allowing the GUC Trust Administrator to once again pursue the Proposed Claimants’ Counsel Settlement (or any other settlement with claimants or New GM). The GUC Trust would also remain free to settle all potential claimants’ claims using solely the GUC Trust’s current assets.

9. In summary, the Forbearance Agreement provides the GUC Trust with the necessary tools to continue its mandate under the Plan: to oppose unmeritorious claims against the Old GM estate and make distributions in a timely manner. Entry into the Forbearance Agreement should be approved as an appropriate exercise of the business judgment of the GUC Trust Administrator.

JURISDICTION

10. This Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2)(A).

11. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

12. The statutory predicates for the relief sought in this Motion are Bankruptcy Code Sections 105(a), 363(b) and 1142(b), Bankruptcy Rule 3020(d) and Section 8.1(b) of the GUC Trust Agreement.

BACKGROUND

I.	Old GM’s Bankruptcy And The Creation Of The GUC Trust.

13. On June 1, 2009, General Motors Corporation (“Old GM”) and certain of its affiliates (collectively, “Debtors”) filed for bankruptcy under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the Bankruptcy Court for the Southern District of New York (this “Court”) and entered into an agreement to sell substantially all of its assets (the “Sale Agreement”) to an entity that became General Motors LLC (“New GM”) in exchange for, inter alia, New GM common stock and warrants. See In re Motors Liquidation Co., 529 B.R. 510, 535 (Bankr. S.D.N.Y. 2015), aff’d in part, rev’d in part, vacated in part sub nom. Elliott v. General Motors LLC (In re Motors Liquidation Co.), 829 F.3d 135 (2d Cir. 2016).

14. The Sale Agreement has a feature requiring New GM to provide Adjustment Shares to the GUC Trust in the event that the amount of allowed general unsecured claims against the Old GM estate exceeds a threshold amount (the “Adjustment Shares Provision”). See AMSPA § 3.2(c).4 Specifically, the Sale Agreement provides that:

[4]	See Second Amended and Restated Master Sale and Purchase Agreement, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation and Chevrolet-Saturn of Harlem, Inc., as Sellers, and NGMCO, Inc., as Purchaser, dated as of June 26, 2009 (the “AMSPA”), as amended as of July 5, 2009.

Sellers may, at any time, seek an Order of the Bankruptcy Court (the ‘Claims Estimate Order’) . . . estimating the aggregate allowed general unsecured claims against Sellers’ estates. If in the Claims Estimate Order, the Bankruptcy Court makes a finding that the estimated aggregate allowed general unsecured claims against Sellers’ estates exceed $35,000,000,000, then Purchaser will, within five (5) Business Days of entry of the Claims Estimate Order, issue additional shares of Common Stock (the ‘Adjustment Shares’) to Parent, as an adjustment to the Purchase Price, based on the extent by which such estimated aggregate general unsecured claims exceed $35,000,000,000 (such amount, the ‘Excess Estimated Unsecured Claim Amount;’ in the event this amount exceeds $7,000,000,000 the Excess Estimated Unsecured Claim Amount will be reduced to a cap of $7,000,000,000).

Id. Thus, if such order estimates the “aggregate allowed general unsecured claims” at or in excess of $42 billion, New GM must issue 30 million Adjustment Shares, the maximum amount of Adjustment Shares.

15. On July 5, 2009, the sale was approved by the Bankruptcy Court (the order approving the sale, the “Sale Order”), and on July 10, 2009 the sale closed (the “Closing Date”). See In re Motors Liquidation Co., 529 B.R. at 146-47.

16. In September 2009, the Court established November 30, 2009 (the “Bar Date”) as the deadline for filing proofs of claim against Old GM. See id. at 535.

17. On March 29, 2011, the Court entered an order confirming the Second Amended Joint Chapter 11 Plan of Liquidation dated March 18, 2011 (the “Plan”), which, among other things, authorized the creation of the GUC Trust pursuant to the terms set forth in the Motors Liquidation Company GUC Trust Agreement (as amended from time to time, the “GUC Trust Agreement”). See id. at 536.

18. The Plan and GUC Trust Agreement grant the GUC Trust the exclusive authority to object to the allowance of general unsecured claims, seek estimation of the amount of allowed general unsecured claims, and seek Adjustment Shares from New GM when and as “appropriate“in consultation with the GUC Trust Monitor. See Plan §§ 7.1(b), 7.3; GUC Trust Agreement §2.3(d), 5.1.

19. In addition, pursuant to the Plan and a side letter agreement by and between the GUC Trust, the Debtors, New GM, and FTI Consulting (as trust monitor of the GUC Trust) dated September 23, 2011 (the “Letter Agreement”), the GUC Trust is exclusively authorized to seek the issuance of Adjustment Shares under the terms of the AMPSA for satisfaction of Allowed General Unsecured Claims when the GUC Trust determines, in its sole and absolute discretion, that the aggregate Allowed General Unsecured Claims are, in the GUC Trust’s estimation, likely to exceed $35 billion. See Letter Agreement; Plan, Background § E(i). In addition, pursuant to Section 2.3(d) of the GUC Trust Agreement, the GUC Trust Administrator (in consultation with the GUC Trust Monitor) is to assess, when appropriate, whether the Adjustment Shares provision of the Sale Agreement has been triggered, and, if it has, to take the necessary steps set forth in the Sale Agreement to request the issuance of the Adjustment Shares from New GM. See GUC Trust Agreement § 2.3(d).

20. In February 2012, the Court entered an order providing that any claims filed after entry of the order would be deemed disallowed unless, inter alia, the claimant obtained leave of the Court or written consent of the GUC Trust.5

21. As of June 30, 2017, the total amount of Allowed General Unsecured Claims against the Debtors’ estate was $31,855,381,054, approximately $3.15 billion below the threshold for triggering the issuance of Adjustment Shares, and $10.15 billion below the amount necessary to trigger the issuance of the maximum amount of Adjustment Shares under the AMSPA.6

[5]	See Order Approving Motion Pursuant to Bankruptcy Rule 3003 and Section 105(a) of the Bankruptcy Code for an Order Disallowing Certain Late Filed Claims, dated February 8, 2012 [ECF No. 11394].
[6]	See Motors Liquidation Company GUC Trust Quarterly Section 6.2(c) Report and Budget Variance Report as of June 30, 2017, dated July 21, 2017 [ECF No. 13994].

II.	The Recalls And Subsequent Proceedings In Bankruptcy Court And Second Circuit.

22. In February and March 2014, New GM issued a recall, NHTSA Recall Number 14V-047, relating to approximately 2.1 million vehicles with an ignition switch defect (the “Ignition Switch Defect”).

23. New GM issued other recalls for unintended key rotation and other safety defects throughout 2014 affecting over 12.5 million vehicles, NHTSA Recall Numbers 14V-118, 14V-153, 14V-171, 14V-355, 14V-394, 14V-400, 14V-346 14V-540 (the “Non-Ignition Switch Defects”).

24. After the issuance of these recalls, certain owners and lessees of defective Old GM and New GM vehicles filed lawsuits for alleged personal injuries and economic losses against New GM, many of which were consolidated in a multi-district litigation (the “MDL”) pending in the United States District Court for the Southern District of New York before the Honorable Jesse M. Furman. Starting in 2014, New GM sought to enjoin certain of the lawsuits by filing motions to enforce the Sale Order with the Court (the “Motions to Enforce”).7

25. In December 2016, following two years of litigation related to the Motions to Enforce, the Court issued an Order to Show Cause Regarding Certain Issues Arising from Lawsuits with Claims Asserted Against General Motors LLC (“New GM”) that Involve Vehicles

[7]	See, e.g., Motion of General Motors LLC Pursuant to 11 U.S.C. §§ 105 and 363 to Enforce the Court’s July 5, 2009 Sale Order and Injunction, dated April 21, 2014 [ECF No. 12620]; Motion of General Motors LLC Pursuant to 11 U.S.C. §§ 105 and 363 to Enforce the Court’s July 5, 2009 Sale Order and Injunction Against Plaintiffs in Pre-Closing Accident Lawsuits, dated Aug. 1, 2014 [ECF No. 12807]; Motion of General Motors LLC Pursuant to 11 U.S.C. §§ 105 and 363 to Enforce the Court’s July 5, 2009 Sale Order and Injunction (Monetary Relief Actions, Other Than Ignition Switch Actions), dated Aug. 1, 2014 [ECF No. 12808].

Manufactured by General Motors Corporation (“Old GM”), dated December 13, 2016 [ECF No. 13802] (the “Order to Show Cause”). The Order to Show Cause required Claimants’ Counsel, New GM and the GUC Trust to address certain issues in briefing and oral argument, including the issue of whether “the Ignition Switch Plaintiffs and/or Non-Ignition Switch Plaintiffs satisfy the requirements for authorization to file late proof(s) of claim against the GUC Trust and/or are such claims equitably moot (‘Late Proof of Claim Issue’).” See Order to Show Cause at 2-3 (emphasis added).

26. The procedures in the Order to Show Cause for resolution of the Late Proof of Claim Issue permitted Claimants’ Counsel to file the Late Claims Motions. See Order to Show Cause at 5 ¶ 1. On December 22, 2016, certain claimants filed Late Claims Motions.8 The motions attached proposed proofs of claim, including proposed class proofs of claim asserted on behalf of purported class representatives, and numerous individual proofs of claim on behalf of certain Ignition Switch Pre-Closing Accident Plaintiffs.9 See id. Certain other individuals subsequently filed joinders to the Late Claims Motions pursuant to the terms of the Order to Show Cause. Others sought to file additional motions for authority to file late proofs of claim after the deadline set forth in the Order to Show Cause.

[8]	See Motion for an Order Granting Authority to File Late Class Proofs of Claim, dated Dec. 22, 2016 [ECF No. 13806]; Omnibus Motion by Certain Ignition Switch Pre-Closing Accident Plaintiffs for Authority to File Late Proofs of Claim for Personal Injuries and Wrongful Deaths, dated Dec. 22, 2016 [ECF No. 13807].
[9]	Ignition Switch Pre-Closing Accident Plaintiffs are persons asserting personal injury or wrongful death claims arising from an accident involving an Old GM vehicle with an alleged Ignition Switch Defect that occurred prior to the Closing Date.

III.	The Proposed Claimants’ Counsel Settlement.

27. Following the filing of the Late Claims Motions, the GUC Trust engaged in varying levels of discussions with Claimants’ Counsel regarding a potential settlement of the Late Claims Motions and the underlying claims against the GUC Trust.

28. After approximately two months of negotiations,10 the GUC Trust and Claimants’ Counsel had prepared a draft set of documents that would, if executed, constitute a binding settlement between the GUC Trust and Claimants’ Counsel (subject to Court approval). In broad strokes, the Proposed Claimants’ Counsel Settlement would have provided for the following:

a.	The GUC Trust would pay approximately $6 million to provide notice of the Proposed Claimants’ Counsel Settlement via post-card and other forms of notice to millions of GM vehicle owners/lessees;

b.	The GUC Trust would pay $15 million to a settlement fund established by Claimants’ Counsel;

c.	Individuals represented by Claimants’ Counsel would provide a waiver and release to the GUC Trust with respect to the claims underlying the Late Claims Motions (the “Release”) and, to the extent legally enforceable, the GUC Trust would receive the benefit of the Release as deemed to apply to all other potential claimants; and

d.	The GUC Trust would seek entry of an order of the Court (the “Claims Estimate Order”) finding that the allowed amount of claims against the Old GM bankruptcy estate, when combined with all other allowed claims, would exceed $42 billion, thus triggering the maximum amount of Adjustment Shares.

29. The potential agreement reflecting the Proposed Claimants’ Counsel Settlement (the “Proposed Claimants’ Counsel Settlement Agreement”) was never executed by the GUC Trust or, upon information and belief, any other person that would be party to the proposed settlement agreement. By its terms (and consistent with the parties’ intent), the Proposed Claimants’ Counsel Settlement Agreement was not binding on the GUC Trust until it was fully

[10]	The GUC Trust understands that prior to June 2017, Claimants’ Counsel had engaged in preliminary negotiations with counsel for certain holders of Units, but the GUC Trust was not involved in such discussions.

executed. See Proposed Claimants’ Counsel Settlement Agreement ¶ 3.1 (“This Agreement shall become effective and binding on the Parties on the date on which this Agreement is fully executed by each of the Parties.”).

IV.	The Forbearance Agreement.

30. On August 14, 2017, counsel for the GUC Trust authorized Claimants’ Counsel to send draft forms of the Proposed Claimants’ Counsel Settlement Agreement and ancillary documents to counsel for New GM. On that same day, counsel for New GM requested a meeting with counsel for the GUC Trust. That meeting was scheduled for the morning of August 15, 2017 and was attended by counsel for New GM and counsel for the GUC Trust (the “August 15 Meeting”). At the August 15 Meeting, counsel discussed the benefits and risks of the Proposed Claimants’ Counsel Settlement (including, among other things, the very real concerns of the legal authority to bind — and obtain a full Release from — all potential claimants) and the GUC Trust’s defenses to the Late Claim Motions and the underlying claims. At the August 15 Meeting, New GM and the GUC Trust discussed certain other issues that ultimately, through subsequent negotiations, formed the basis of the August 16, 2017 letter to the Bankruptcy Court setting forth the salient terms of the ensuing Forbearance Agreement.

31. On August 16, 2017, the GUC Trust announced that it did not intend to execute or agree to the terms of the Proposed Claimants’ Counsel Settlement, and instead intended to pursue the Forbearance Agreement with New GM. See Update on Matters Related to the Late Claim Motions and the Chambers Conference Scheduled for August 17, 2017 at 3:00 p.m. [ECF No. 14060]. The GUC Trust Administrator and New GM then negotiated, agreed upon and executed the Forbearance Agreement, which remains subject to Court approval. The key terms of the Forbearance Agreement, a copy of which is attached hereto as Exhibit A, are as follows:11

a.	Until the termination of the Forbearance Agreement, the GUC Trust Administrator shall forbear from: (a) seeking a Claims Estimate Order from the Court, (b) seeking the issuance of Adjustment Shares, and (c) unilaterally settling any proofs of claim that are the subject of the Late Claim Motions, other than any settlement that implicates only GUC Trust assets (the “Forbearance Obligation”);

b.	Until the termination of the Forbearance Agreement, New GM shall reimburse the GUC Trust for all reasonable legal and expert fees and expenses incurred by it in connection with (i) defending against or otherwise opposing any of the Late Claims Motions and the related underlying proofs of claim, (ii) defending against or otherwise opposing any other claims filed or sought to be filed by any other Plaintiff after the Bar Date, (iii) any appeals related to the foregoing, (iv) the GM MDL, and (v) any other litigation related to any of the foregoing;

c.	If the GUC Trust, at any time, is in a position to make a distribution to holders of beneficial units in the GUC Trust (the “Unitholders”) but for the pendency of the Late Claims Motions or related litigation, the GUC Trust Administrator and New GM shall engage in good faith discussions regarding whether New GM will pay an appropriate rate of return to the GUC Trust on the principal amount of such distribution as compensation for the delay in distribution; and

d.	The Forbearance Obligation shall terminate upon the earlier of: (i) the date on which both (x) a final non-appealable order has been entered adjudicating the Late Claims Motions, and (y) a final non-appealable order has been entered resolving all class certification issues involving the Ignition Switch Plaintiffs or the Non-Ignition Switch Plaintiffs in the GM MDL; (ii) at the option of the GUC Trust, on the date on which the GUC Trust and New GM cannot (or do not) agree on an appropriate rate of return on any stayed distribution, and (iii) the date on which any other Termination Event (as defined in the Forbearance Agreement) occurs.

RELIEF REQUESTED

32. By this Motion, the GUC Trust respectfully requests that the Court enter an order authorizing the GUC Trust’s entry into the Forbearance Agreement substantially in the form attached to this Motion as Exhibit B.

[11]	This summary of the Forbearance Agreement is qualified in its entirety by the terms and provisions of the Forbearance Agreement. To the extent that there are any inconsistencies between the description of the Forbearance Agreement contained in the Motion and the terms and provisions of the Forbearance Agreement, the Forbearance Agreement shall control.

BASIS FOR RELIEF REQUESTED12

I.	The GUC Trust’s Entry into the Forbearance Agreement Should be Approved Under Bankruptcy Code Sections 105, 363 and 1142

33. Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. §1142(b). Similarly, Bankruptcy Rule 3020(d) provides that “Notwithstanding entry of the order of confirmation, the court may issue any other order necessary to administer the estate.”

34. Section 8.1(b) of the GUC Trust Agreement provides that:

Subject to the Plan, the Confirmation Order, the Liquidation Order and other provisions herein, including the provisions relating to approvals of the GUC Trust Monitor and the DIP Lenders, the GUC Trust Administrator shall be expressly authorized to undertake the following actions, in the GUC Trust Administrator’s good faith judgment, in the best interests of the GUC Trust Beneficiaries and in furtherance of the purpose of the GUC Trust: …

(iii) execute all agreements, instruments and other documents, and effect all other actions necessary or appropriate to dispose of the GUC Trust Assets.

35. Under Bankruptcy Code section 363(b)(1), “after notice and a hearing [a debtor], may use, sell, or lease, other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b)(1). In determining whether to authorize the use of property under Bankruptcy Code section 363(b)(1), courts require the demonstration that a sound business purpose justifies the proposed actions. See Comm. of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983).

[12]	In light of the pending discovery process that has been ordered by this Court and the evidentiary record that will likely be developed therefrom, the GUC Trust has not submitted any declarations in support of this Motion. However, to the extent necessary, the GUC Trust intends to supplement such evidentiary record at or prior to the hearing on this Motion.

36. Once a valid business purpose has been articulated, courts consider whether relief is justified under the business judgment rule. See Lionel Corp., 722 F.2d at 1071. “The business judgment rule ‘is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.’” In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)). The business judgment rule has “vitality” in chapter 11 cases and presumes that a debtor’s management decisions are reasonable. See Integrated Resources, 147 B.R. at 656; Comm. of Asbestos- Related Litigants and/or Creditors v. Johns-Manville Corp. (In re Johns-Manville Corp.), 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) (“[T]he Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a debtor’s management decisions.”).

37. Here, there are sound business justifications supporting the GUC Trust Administrator’s entry into the Forbearance Agreement. Entry into the Forbearance Agreement is in the best interests of the GUC Trust and its beneficiaries because it preserves valuable resources that would otherwise be expended litigating against potential claimants in the Recall Litigation (or, if the GUC Trust had opted to enter into the Proposed Claimants’ Counsel Settlement, against New GM). In addition, the Forbearance Agreement provides the GUC Trust with the opportunity to negotiate with New GM for a rate of return on its assets during any delay in distributions caused by the ongoing Recall Litigation and, in the event such negotiations do not bear fruit, the GUC Trust may (at its sole option) terminate the Forbearance Agreement and pursue a settlement with Claimants’ Counsel. The Forbearance Agreement provides immediate benefits to the GUC Trust with little to no downside; the GUC Trust is merely agreeing to refrain from exercising its rights for a period of time — it is not substantively waiving any rights or defenses on a permanent basis.

38. The reasons for entering into the Forbearance Agreement are consistent with the purposes of the Letter Agreement executed by the GUC Trust and New GM in 2011. That Letter Agreement provided the GUC Trust and New GM with the benefit of a more mature record before engaging in litigation about whether the Adjustment Shares would be triggered. Likewise, there are certain unresolved issues in the MDL and before this Court that, once determined, will clarify whether New GM will ever have an obligation to issue Adjustment Shares.

39. As discussed above, by its terms, the Proposed Claimants’ Counsel Settlement was not binding on the GUC Trust until it was fully executed. See Proposed Claimants’ Counsel Settlement Agreement ¶ 3.1; see also, e.g., Winston v. Mediafare Entm’t Corp., 777 F.2d 78, 80 (2d Cir. 1985) (identifying four factors relevant to determining whether parties intended to be bound by an agreement despite not executing document: (1) whether there has been an express reservation of the right not to be bound in the absence of a writing; (2) whether there has been partial performance of the contract; (3) whether all of the terms of the alleged contract have been agreed upon; and (4) whether the agreement at issue is the type of contract that is usually committed to writing); RKG Holdings, Inc. v. Simon, 182 F.3d 901, 901 (2d Cir. 1999) (where “there is a writing between the parties showing that [one party] did not intend to be bound ... a court ‘need look no further than the first [Winston] factor,’” (quoting Arcadian Phosphates, Inc. v. Arcadian Corp., 884 F.2d 69, 72 (2d Cir. 1989)). Accordingly, the existence of the unexecuted and non-binding Proposed Claimants’ Counsel Settlement should not be a consideration of this Court in determining whether entry into the Forbearance Agreement is a valid exercise of the GUC Trust Administrator’s good faith business judgment.

40. For the foregoing reasons, the GUC Trust Administrator’s entry into the Forbearance Agreement represents a sound exercise of its business judgment, and should be approved.

NOTICE

41. The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [ECF No. 10183], (c) all holders of Units; (d) Akin Gump, Strauss, Hauer & Feld LLP, counsel for holders of certain Units, and (e) counsel for individuals who filed Late Claim Motions. The GUC Trust Administrator respectfully submits that no other or further notice need be provided.

NO PRIOR REQUEST

42. No previous application for the relief sought in this Motion has been made to this or any other Court.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court: (i) enter an order substantially in the form attached hereto as Exhibit B approving the GUC Trust Administrator’s entry into the Forbearance Agreement attached hereto as Exhibit A; and (ii) grant such other relief as is just and equitable.

Dated: September 12, 2017

   New York, New York

Respectfully submitted,

/s/ David M. Feldman
David M. Feldman
Mitchell A. Karlan
Matthew J. Williams
Keith R. Martorana
GIBSON, DUNN & CRUTCHER, LLP
200 Park Avenue
New York, New York 10166
Tel: 212-351-4000 dfeldman@gibsondunn.com mkarlan@gibsondunn.com mjwilliams@gibsondunn.com kmartorana@gibsondunn.com

Counsel for Wilmington Trust Company, as
Administrator and Trustee of the GUC Trust

EXHIBIT A

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (the “Agreement”) is made and entered into as of September 12, 2017, by and among (i) Wilmington Trust Company, solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) formed in connection with the Second Amended Joint Chapter 11 Plan of Liquidation dated March 18, 2011 (“Plan”)1 of Motors Liquidation Company, et al., f/k/a/ General Motors Corp., Case No. 09-50026 (MG) (the “Chapter 11 Cases”), and (ii) General Motors LLC (“New GM”). Each of the foregoing parties are defined herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, on June 1, 2009 (the “Petition Date”) Motors Liquidation Company, f/k/a General Motors Corp. (“Old GM”) and certain of its affiliates (collectively, the “Debtors”) filed for bankruptcy protection under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on the Petition Date, Old GM and certain other affiliated entities (collectively, the “Sellers”) entered into a Master Sale and Purchase Agreement (the “MSPA”) pursuant to which certain assets of the Sellers were to be sold to New GM (the “Sale”);

WHEREAS, on July 5, 2009, the MSPA, which had been previously amended and restated, was further and finally amended pursuant to a Second Amendment to the Amended and Restated Master Sale Purchase Agreement (the Master Sale and Purchase Agreement, as so amended and restated through the aforesaid Second Amendment, the “AMSPA”) to, among other things, modify provisions in the AMSPA relating to the issuance by New GM of shares (the “Adjustment Shares”) of New GM Common Stock in respect of Allowed General Unsecured Claims;

WHEREAS, pursuant to the AMSPA, New GM is obligated to issue Adjustment Shares upon the satisfaction of certain conditions, including the entry of a Bankruptcy Court order estimating the aggregate Allowed General Unsecured Claims against the Sellers (the “Claims Estimation Order”) at an amount exceeding thirty-five billion dollars ($35,000,000,000);

WHEREAS, on July 5, 2009, the AMSPA was approved pursuant to a Bankruptcy Code section 363 order and on July 10, 2009 (the “Closing Date”) the Sale was consummated;

WHEREAS, on September 16, 2009, the Bar Date Order was entered establishing November 30, 2009 (the “Bar Date”) as the deadline to file proofs of claim against the Debtors;

WHEREAS, on March 29, 2011, the Bankruptcy Court issued an order (the “Confirmation Order”) confirming the Plan;

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

WHEREAS, on the effective date of the Plan, the GUC Trust was established pursuant to the Plan, the Confirmation Order, and that certain Motors Liquidation Company GUC Trust Agreement dated as of March 30, 2011 (as subsequently amended and restated, the “GUC Trust Agreement”) for the primary purposes of resolving Disputed General Unsecured Claims, distributing trust assets to the GUC Trust beneficiaries, and winding down the estates of the Debtors;

WHEREAS, pursuant to the Plan, Wilmington Trust Company was appointed as GUC Trust Administrator and FTI Consulting, Inc. was appointed as GUC Trust Monitor;

WHEREAS, pursuant to the Plan and a letter agreement (the “Letter Agreement”), attached hereto as Exhibit 1, by and between the GUC Trust, the Debtors, New GM, and the GUC Trust Monitor dated September 23, 2011, the GUC Trust was exclusively authorized to seek the issuance of Adjustment Shares for satisfaction of Allowed General Unsecured Claims at any time, provided, however, that it was the GUC Trust’s intention to delay seeking issuance of the Adjustment Shares until such time (if any) that the GUC Trust determined that the aggregate Allowed General Unsecured Claims were, in the GUC Trust’s estimation, likely to exceed $35 billion;

WHEREAS, since 2014, numerous lawsuits have been filed against New GM, individually or on behalf of alleged putative classes of persons, by, inter alia:

a.	certain named plaintiffs asserting economic loss claims who, as of the Closing Date, owned or leased a vehicle with an ignition switch defect included in Recall No. 14V-047 (the “Ignition Switch Vehicles”);

b.	certain named plaintiffs asserting economic loss claims who, as of the Closing Date, owned or leased a vehicle with defects, including ignition switches, side airbags, or power steering as described in in NHTSA Recall Nos. 14V-118, 14V-153, 14V- 171, 14V-346, 14V-355, 14V-394, 14V-400 and/or 14V-540 (the “Non-Ignition Switch Vehicles”);

c.	certain named plaintiffs asserting personal injury or wrongful death claims based on or arising from an accident involving an Old GM vehicle that occurred prior to the Closing Date (the “Pre-Closing Accident Vehicles”);

WHEREAS, many of the cases commenced against New GM were consolidated in a multi-district litigation (the “GM MDL”) pending in the United States District Court for the Southern District of New York before the Hon. Jesse M. Furman;

WHEREAS, on December 13, 2016, the Bankruptcy Court entered a Show Cause Order (the “December 2016 Show Cause Order”) pursuant to which (a) a December 22, 2016 deadline was set for the clients of Brown Rudnick LLP and Goodwin Procter LLP to file motions seeking authority to file late proofs of claim, including draft proofs of claim, and (b) a January 6, 2017 deadline was set for any other individuals wishing to file a joinder to the filed late claims motion;

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WHEREAS, on December 22, 2016, certain individuals filed motions for authority to file late proofs of claim, including (a) a purported class proof of claim filed by Patricia Barker allegedly on behalf of a putative class of individuals with Ignition Switch Vehicles, (b) a purported class proof of claim filed by Yvonne James-Bivins allegedly on behalf of a putative class of individuals with Non-Ignition Switch Vehicles, and (c) 171 proofs of claim filed by individuals represented by Goodwin Procter LLP with Pre-Closing Accident Vehicles (collectively, the “Initial Late Claims Motions”);

WHEREAS, on January 3, 2017, certain individuals represented by Gary Peller with Ignition Switch Vehicles, Non-Ignition Switch Vehicles, and Pre-Closing Accident Vehicles, and on January 4, 2017, certain individuals represented by Wolf Haldenstein Adler Freeman & Herz LLP and Golenbock Eiseman Assor Bell & Peskoe LLP with Ignition Switch Vehicles, filed joinders to the Initial Late Claims Motions (collectively, the “Joinders to the Initial Late Claims Motions”);

WHEREAS, after the January 6, 2017 deadline set in the December 2016 Show Cause Order, on July 28, 2017, certain individuals represented by Andrews Myers, P.C. with Pre-Closing Accident Vehicles filed an untimely motion for authority to file late proofs of claim and, on August 10, 2017, filed a first supplemental motion for authority to file late proofs of claim (collectively with the Initial Late Claims Motions and the Joinders to the Late Claims Motions, the “Late Claims Motions”);

WHEREAS, the GUC Trust has expended, and expects that it will continue to expend, costs and expenses resolving the Late Claims Motions and other issues related to the Late Claims Motions; and

WHEREAS, counsel for certain individuals who filed Late Claims Motions have asserted that the GUC Trust has entered into a final, binding and enforceable settlement agreement with them pursuant to which the GUC Trust is obligated to seek, among other things, a Claims Estimation Order and compel New GM to issue Adjustment Shares; the GUC Trust denies and disputes that this alleged settlement agreement is or was final, binding and enforceable, and that the GUC Trust can be compelled to seek approval thereof with the Bankruptcy Court (such dispute, the “Settlement Dispute”).

NOW, THEREFORE, subject to the approval of this Agreement by the Bankruptcy Court and the satisfaction of the other Conditions (as defined below), and in consideration of the provisions, promises, mutual covenants, and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

Section 1.        Commitments of the Parties Under this Agreement.

1.1

Approval Motion and Approval Order. The GUC Trust Administrator shall prepare and file a motion with the Bankruptcy Court seeking, among other things, approval of the terms of this Agreement pursuant to Bankruptcy Code section 363 (the “Approval Motion”). The Approval Motion shall attach a form of order approving the Approval Motion (the “Approval Order”) which will be in the form attached hereto as Exhibit 2, or otherwise in form and substance acceptable to each of the Parties. The GUC Trust Administrator shall

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seek to obtain a hearing on the Approval Motion from the Bankruptcy Court as soon as practicable, provided that the Parties agree that the date of such hearing shall be no earlier than the date on which the Settlement Dispute is scheduled to be heard by the Bankruptcy Court. New GM shall provide the cooperation set forth in section 1.5 hereof.

1.2	Agreement by the GUC Trust to Forbear from Seeking Claims Estimation Order. Commencing on the Settlement Effective Date, the GUC Trust and the GUC Trust Administrator shall forbear from: (a) seeking a Claims Estimation Order from the Bankruptcy Court, and (b) seeking the issuance of Adjustment Shares in accordance with Section 2.3(d) of the Trust Agreement (the “Forbearance Obligation”). The Forbearance Obligation shall terminate upon the earlier of: (i) the date on which both (x) a Final Order[2] has been entered adjudicating or resolving the Late Claims Motions, and (y) a Final Order has been entered resolving all class certification issues involving claims asserted by individuals with Ignition Switch Vehicles and Non-Ignition Switch Vehicles in the GM MDL; and (ii) the date on which a Termination Event occurs. Notwithstanding anything contained herein to the contrary, at any time, the GUC Trust may settle all claims asserted against it using solely GUC Trust assets and without seeking the issuance of Adjustment Shares.

1.3	Payments of Fees and Expenses by New GM. Commencing on the Settlement Effective Date, New GM shall have the following obligations (the “Reimbursement Obligation”):

1.3.1	New GM shall promptly reimburse the GUC Trust for any reasonable fees, costs and expenses (including but not limited to any reasonable legal fees and expenses) incurred by it in connection with the preparation, negotiation, litigation and prosecution of the Approval Motion and any related litigation; and

1.3.2	Until a Termination Event, New GM shall reimburse the GUC Trust for all reasonable legal and expert fees and expenses incurred by it on or after the Settlement Effective Date in connection with (i) defending against or otherwise opposing any of the Late Claims Motions and the related underlying proofs of claim, (ii) defending against or otherwise opposing any other claims sought to be filed in the Bankruptcy Court by any individual after the date hereof (“Future Late Claims Motions”), (iii) any appeals related to the foregoing, (iv) the GM MDL, and (v) any other litigation related to any of the foregoing. The GUC Trust shall provide New GM with invoices containing a summary description of the work performed

[2]	For purposes of this Agreement, the defined term “Final Order” shall mean the entry of an order by a court of competent jurisdiction that has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

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related to the foregoing on a periodic basis. New GM shall have twenty (20) business days from the date of each invoice to object to the payment of any fees or expenses sought pursuant thereto, solely on the basis of reasonableness. To the extent that New GM does not object to the payment of the fees and expenses covered by any invoice, it shall promptly pay such fees and expenses. To the extent that New GM objects to the payment of the fees and expenses covered by any invoice on the basis of reasonableness, New GM and the GUC Trust shall promptly attempt to resolve the objection (the “Fee Objection”). If New GM and the GUC Trust are unable to resolve the Fee Objection, their dispute shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution (“CPR”) Rules for Administered Arbitration (the “Administered Rules” or “Rules”) by a sole arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.

1.4	Termination Right Upon Stayed Distributions. If at any time the GUC Trust would, pursuant to the terms of the GUC Trust Agreement, be scheduled to distribute Excess GUC Trust Distributable Assets (as defined in the GUC Trust Agreement) to holders of units of beneficial interest in the GUC Trust (“Units”) on the next Distribution Date (as defined in the GUC Trust Agreement) but such distribution is stayed by a court of competent jurisdiction due to the pendency of the Late Claims Motions, any Future Late Claims Motions, the existence of the claims underlying the Late Claims Motions or any Future Late Claims Motions, or any litigation related thereto (such otherwise distributable amount, the “Stayed Distribution”), then the GUC Trust Administrator and New GM shall engage in good faith discussions regarding whether New GM is willing to pay an appropriate rate of return to the GUC Trust on the principal amount of such Stayed Distribution as compensation for the delay in distribution. New GM does not have any obligation to pay any rate of return in these circumstances. If an agreement with respect to such appropriate rate of return is not promptly reached, the GUC Trust shall have the unilateral right to terminate this Agreement upon thirty (30) days written notice to New GM. For the avoidance of doubt, upon the effective date of such termination, the Forbearance Obligation and Reimbursement Obligation shall also terminate.

1.5	Support of Agreement.

The Parties (and their respective representatives) agree that prior to a Termination Event they shall:

(a)	Use their reasonable best efforts to effectuate and consummate this Agreement on the terms contemplated herein;

(b)	Use their reasonable best efforts to oppose any objections to this Agreement or the Approval Order;

(c)	Use their reasonable best efforts to consult with the other Party in respect of obtaining entry of the Approval Order and opposing any objections thereto;

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(d)	Use their reasonable best efforts to implement all other steps reasonably necessary and desirable to obtain entry of the Approval Order;

(e)	Take no actions inconsistent with this Agreement, or to prevent or hinder the expeditious approval and consummation of this Agreement; and

(f)	Take no actions to encourage, assist or join any other entity or person in objecting to, delaying, impeding, appealing, frustrating, or taking any other action, directly or indirectly, to interfere with entry of the Approval Order or the terms of this Agreement.

1.6	Notice of Motion. Notice of the Approval Motion will be (i) in accordance with the Bankruptcy Code and Local Rules of the Bankruptcy Court for the Southern District of New York, or as otherwise required by the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Bankruptcy Rules 1015(c) and 9007 establishing Notice and Case Management Procedures, dated May 5, 2011 (Bankr. Dkt. No. 10183), (ii) delivered to all holders of Units via delivery of such notice to the Depository Trust Company, (iii) provided to counsel for individuals who filed Late Claims Motions, (iv) provided to Akin Gump, Strauss, Hauer & Feld LLP, counsel for holders of certain beneficial interests, and (v) otherwise in accordance with any requirements imposed by the Bankruptcy Court. New GM shall directly pay (or reimburse the GUC Trust for) all notice costs and related expenses.

Section 2.        Reliance on Plan and GUC Trust Agreement.

2.1	Reliance on Plan and GUC Trust Agreement. The Approval Order shall authorize the GUC Trust Administrator to consummate the transactions contemplated in this Agreement and provide that all of the release and exculpation provisions set forth in the Plan, the Confirmation Order and the GUC Trust Agreement applicable to the GUC Trust, the GUC Trust Administrator, the GUC Trust Monitor and their respective affiliates, directors, employees, agents, counsel, and other professionals shall apply in full force and effect to the execution of any documents or taking of any actions in furtherance of the implementation of this Agreement and the transactions contemplated herein. Nothing in this Agreement conflicts with or is in intended to conflict with the Plan or GUC Trust Agreement.

Section 3.        Conditions and Settlement Effective Date.

3.1	Conditions Precedent. This Agreement shall become effective and binding on the Parties on the date on which this Agreement is fully executed by each of the Parties. The Forbearance Obligation and the Reimbursement Obligation shall not become effective nor binding on the Parties unless the following conditions (the “Conditions”) are satisfied:

(a)	the Bankruptcy Court has entered the Approval Order, which provides, among other things, (A) for the release and exculpation of the GUC Trust, the GUC Trust Administrator, the GUC Trust Monitor and their respective affiliates, directors, employees, agents, counsel, and other professionals as contemplated by section 2.1 hereof, (B) for the approval of the payments to be made by New GM to the GUC Trust pursuant to the terms hereof, and (C) that the Settlement Dispute has been resolved such that the GUC Trust is authorized to perform this Agreement.

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3.2	Settlement Effective Date. For purposes of this Agreement, the defined term “Settlement Effective Date” shall mean the first date on which each of the Conditions have been satisfied or waived by the GUC Trust.

Section 4.        Termination Events.

4.1	The term “Termination Event,” wherever used in this Agreement, means any of the following events (whatever the reason for such Termination Event and whether it is voluntary or involuntary):

(a)	Automatic Termination Events. Any of the following Termination Events (each, an “Automatic Termination Event”):

(i)	the Parties unanimously enter into a written agreement to terminate this Agreement;

(ii)	any modification is made to this Agreement that is not in form and substance satisfactory to each of the Parties;

(iii)	the Approval Order has not been entered on or before 5:00 p.m. (Eastern time) on December 29, 2017 (which date and time may be extended by the agreement of each of the Parties in writing, each in their sole and absolute discretion and without the need for further Bankruptcy Court approval);

(iv)	the Approval Order has been vacated or modified without the consent of each Party; or

(v)	an order is entered by a court of competent jurisdiction providing that the GUC Trust is subject to a binding agreement with individuals who filed Late Claims at issue in the Settlement Dispute.

(b)	Termination Events at the Option of the GUC Trust Administrator. Any of the following Termination Events (each, a “GUC Trust Termination Event”):

(i)	New GM breaches any material provision of this Agreement and any such breach is not duly waived by the GUC Trust in writing or cured in accordance with the terms set forth below;

(ii)	the GUC Trust Administrator determines that a material event occurred after the Agreement was executed and before the Approval Order was entered that causes the GUC Trust Administrator to conclude in good faith that it would be a breach of the GUC Trust Administrator’s duties to consummate this Agreement;

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(iii)	The Parties are unable to reach an agreement upon a Stayed Distribution in accordance with section 1.4 of this Agreement; or

(iv)	any court enters a Final Order declaring this Agreement or any material portion hereof to be unenforceable.

(c)	Termination Events at the Option of New GM: Any of the following Termination Events (each, a “New GM Termination Event”):

(i)	the GUC Trust Administrator breaches any material provision of this Agreement and such breach has not been duly waived in writing by New GM or cured in accordance with the terms set forth below; or

(ii)	any court enters a Final Order declaring this Agreement or any material portion hereof to be unenforceable.

4.2	Termination Procedures.

(a)	Upon the occurrence of an Automatic Termination Event this Agreement shall automatically terminate without further action unless no later than one (1) business day after the Automatic Termination Event, the occurrence of such Automatic Termination Event is waived in writing by all Parties.

(b)	Upon the occurrence of a GUC Trust Termination Event and written notice given by the GUC Trust Administrator to New GM in respect of such GUC Trust Termination Event, this Agreement shall terminate if such GUC Trust Termination Event is not cured by New GM or waived in writing by the GUC Trust Administrator within three (3) business days after New GM receives such written notice; provided, however, that any GUC Trust Termination Event arising from section 4.1(b)(iii) hereof shall require the notice set forth in section 1.4 of this Agreement.

(c)	Upon the occurrence of a New GM Termination Event and written notice given by New GM to the GUC Trust in respect of such New GM Termination Event, this Agreement shall terminate if such New GM Termination Event is not cured by the GUC Trust or waived in writing by New GM within three (3) business days after the GUC Trust Administrator receives such written notice.

4.3	Effect of Termination. In the event that this Agreement is terminated other than pursuant to sections 4.1(b)(i) or 4.1(c)(i), then, except as set forth herein, the Parties hereto shall have no continuing liability or obligation under this Agreement and each Party shall have all the rights and remedies available to it under applicable law. In the event that this Agreement is terminated pursuant to sections 4.1(b)(i) or 4.1(c)(i), then, except as set forth herein, the non-breaching Party shall have no continuing liability or obligation under this Agreement and shall have all the rights and remedies available to it under applicable law.

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Section 5.        No Waiver of Participation and Preservation of Rights.

Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair, or restrict the ability of any Party to protect and preserve their rights, remedies, and interests, including, but not limited to, their full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, and except as otherwise set forth herein, if the transactions contemplated by this Agreement are not consummated as provided herein, if a Termination Event occurs, if the Approval Order is reversed or vacated for any reason or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests, including with respect to any pending disputes or appeals, and any other agreement hereunder shall be null and void.

Section 6.        Miscellaneous Terms.

6.1	Recitals.

The recitals set forth above are true and correct and are hereby incorporated herein by this reference.

6.2	Authority to Enter Into Agreement

Each Party represents and warrants that to the best of its knowledge, information and belief, it is authorized to enter into and execute the Agreement and that it is not a party to any agreement that conflicts with or is contrary to the terms of the Agreement, subject to the last WHEREAS clause set forth above pursuant to which New GM acknowledges that the GUC Trust is currently involved in a dispute as to whether or not it is party to an agreement that conflicts with or is contrary to the terms of this Agreement.

6.3	Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties as set forth herein, whether the same occurs before or after the date of this Agreement.

6.4	Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

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6.5	Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

Further, by its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees that, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement and consents to the Bankruptcy Court’s issuance of final orders resolving any and all such matters.

6.6	Complete Agreement, Interpretation, Waivers and Modification.

(a)	Modification of Letter Agreement and Complete Agreement. This Agreement shall be deemed a modification to the Letter Agreement. Except as set forth in the prior sentence, this Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between or among the Parties with respect thereto.

(b)	Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

(c)	Modification of Agreement. This Agreement may only be modified, altered, amended, or supplemented by the unanimous written consent of the Parties.

(d)	Waiver of Conditions, Defaults and Termination Events.

1.	Any of the Conditions may be waived in writing by the Parties.

2.	Any default may be waived in writing by the non-breaching Party or Parties.

3.	Any Termination Event may be waived in writing by such Party that has a right to waive a Termination Event as provided in section 4.2 hereof.

6.7	Remedies Cumulative.

For the avoidance of doubt, the remedies in this Agreement are cumulative and do not affect any other rights or remedies, including any remedies available in law, equity or in contract to enforce any rights or obligations contained in this Agreement.

6.8	Execution and Binding Obligations of this Agreement.

This Agreement may be executed and delivered (by electronic mail or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original

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and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. For the avoidance of doubt, the Parties acknowledge and agree that the terms of this Agreement are subject to approval by the Bankruptcy Court.

6.9	No Admission. This Agreement shall not be deemed or construed as an admission of liability by any of the Parties or to any third party. To the extent permissible under Federal Rule of Evidence 408, any applicable state rules of evidence, any applicable rule or law applying to “confidential” information, all negotiations relating to this Agreement shall not be admissible into evidence in any proceeding other than a proceeding to approve or enforce the terms of this Agreement.

6.10	Specific Performance.

The Parties agree that money damages are not a sufficient remedy for any breach of this Agreement, and the Parties shall have the right, in addition to any other rights and remedies contained herein, to obtain specific performance, injunctive, or other equitable relief from the Bankruptcy Court as a remedy for any such breach.

6.11	Third Party Beneficiaries

Nothing in this Agreement is intended or shall be construed to otherwise create or give to any persons, other than the Parties hereto, any rights by reason of this Agreement.

6.12	Notices.

All notices hereunder shall only be effective and shall be deemed given if in writing and delivered, if sent by facsimile, courier, electronic mail or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the GUC Trust or the GUC Trust Administrator: Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166-0193, Attn: Matthew J. Williams, Esq. at MJWilliams@gibsondunn.com and Keith R. Martorana, Esq. at KMartorana@gibsondunn.com.

(b)	If to New GM: King & Spalding LP, 1185 Avenue of the Americas, New York, NY 10036, Attn: Arthur J. Steinberg, Esq. at asteinberg@kslaw.com and Scott Davidson at sdavidson@kslaw.com, with a copy to Mark K. Riashi, Litigation Counsel, General Motors LLC, 400 Renaissance Center, Mail Code 482-D39-B32, Detroit, MI 48265-4000 at mark.k.riashi@gm.com.

Any notice given by delivery, mail, electronic mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the day and year first written above.

Wilmington Trust Company as GUC Trust Administrator

By:
Name:	Beth Andrews
Title:	Vice President

General Motors LLC

By:
Name:
Title:

12

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the day and year first written above.

Wilmington Trust Company as GUC Trust Administrator

By:
Name:
Title:

General Motors LLC

By:
Name:	Jeffrey Koppy
Title:	Lead Counsel

13

EXHIBIT 1

LETTER AGREEMENT

Execution Version

MOTORS LIQUIDATION COMPANY GUC TRUST

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware, 19890-1615

September 23, 2011

Motors Liquidation Company

401 S. Old Woodward, Suite 370

Birmingham, Michigan 48009

Attn: Ted Stenger

Remediation And Liability Management Company, Inc.

c/o Motors Liquidation Company

401 S. Old Woodward, Suite 370

Birmingham, Michigan 48009

Attn: Ted Stenger

General Motors LLC

300 Renaissance Center]

Detroit Michigan 48265-3000

Attn: Lawrence Buonomo

FTI Consulting, Inc.

1201 W. Peachtree St., Suite 600

Atlanta, GA 30309

Attn: Anna Phillips

Re:	Adjustment Shares

Ladies and Gentlemen,

Reference is made to the (i) Amended and Restated Master Sale and Purchase Agreement, dated as of July 5, 2009 (as amended, the “MSPA”), by and among General Motors Corporation (now known as Motors Liquidation Company) (“MLC”), certain of MLC’s affiliated debtor entities listed therein (the “MSPA Affiliated Debtors”) and NGMCO, Inc. (now known as General Motors LLC) (“GM”), (ii) Motors Liquidation Company GUC Trust Agreement, dated as of March 30, 2011 (as amended, the “GUC Trust Agreement”), by and among MLC, the MSPA Affiliated Debtors and certain other MLC affiliates (the “Debtors”), Wilmington Trust Company, solely in its capacity as GUC Trust Administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator”), and FTI Consulting, Inc., solely in its capacity as GUC Trust Monitor of the Motors Liquidation Company GUC Trust, and (iii) Debtors’ Second Amended Joint Chapter 11 Plan (the “Plan”), as confirmed by order of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on March 29, 2011. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the GUC Trust Agreement.

Pursuant to the GUC Trust Agreement and the Plan, the Debtors are the parties designated to pursue and receive any Adjustment Shares (as such term is defined in the MSPA) prior to the GUC Trust Funding Date and the Motors Liquidation Company GUC Trust is the party designated to pursue and receive any Adjustment Shares on and after the GUC Trust Funding Date. In order to address any ambiguity under the MSPA or the GUC Trust Agreement regarding the timing and conditions precedent to the issuance of any Adjustment Shares and in order to eliminate the potential burden on the Bankruptcy Court of estimating claims in order to calculate whether Adjustment Shares should be issued, the parties hereto enter into this letter agreement to fix procedures with respect thereto.

Notwithstanding Section 5.1 of the GUC Trust Agreement or otherwise, and in accordance with Sections 2.3(d) and 6.12 of the GUC Trust Agreement, the undersigned parties agree that the GUC Trust Administrator may, at any time (which for the avoidance of doubt shall not be restricted to on or before the 180th day following the Effective Time), seek (or require the Debtors to seek, as applicable) the Claims Estimate Order (as such term is defined in the MSPA). In the event that the GUC Trust Administrator determines to seek the Claims Estimate Order prior to the GUC Trust Funding Date, the Debtors agree to file and pursue the Claims Estimate Order (in accordance with Sections 2.3(d) and 6.12 of the GUC Trust Agreement) until the GUC Trust Funding Date, at which time the entitlement to pursue the Claims Estimate Order shall be transferred to the GUC Trust Administrator. Notwithstanding anything to the contrary in this letter agreement, in the event that any Adjustment Shares are required to be issued prior to the GUC Trust Funding Date, such Adjustment Shares shall be issued to MLC in accordance with section 3.2(c) of the MSPA.

The parties acknowledge that the GUC Trust Administrator’s current intention is to delay a request for a Claims Estimate Order (which may be one or multiple orders) to such time, if any, that the GUC Trust Administrator determines, in its sole and absolute discretion, that the allowed eligible claims are likely to exceed $35 billion in the aggregate. This delay is intended to eliminate the risk and uncertainty to all parties of estimating at this time the outcome of ongoing litigation with respect to Disputed Claims (as such term is defined in the Plan).

By executing the acknowledgment below, the parties further agree that at any time on or following the GUC Trust Funding Date, the GUC Trust Administrator (as successor to MLC) (i) may seek the Claims Estimate Order (or continue the prosecution of any Claims Estimate Order previously sought by the Debtors), and (ii) shall be entitled to receive the Adjustment Shares, in each case in accordance with Section 3.2(c) of the MSPA as if it were MLC.

For avoidance of doubt, this letter agreement is not intended to amend the MSPA; rather it is intended toclarify the parties’ rights and responsibilities thereunder.

This letter agreement may be executed in multiple counterparts (including by means of telecopied or PDF signature pages), each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Each party represents and warrants that (i) it has all requisite power and authority to execute and deliver this letter agreement, (ii) this letter agreement constitutes the legal, valid and binding obligation of such party (assuming the due authorization, execution and delivery of this letter agreement by the other parties), and (iii) no further consent, approval or authorization is required on the part of any such party. This letter agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page Follows]

2

Very truly yours,

MOTORS LIQUIDATION COMPANY GUC TRUST

By:	WILMINGTON TRUST COMPANY, solely in its capacity as GUC Trust Administrator

By:
	Name:	David A. Vanaskey, Jr.
	Title:	Vice President

Acknowledged and agreed to on

this     day of September, 2011 by:

MOTORS LIQUIDATION COMPANY

By:
Name:
Title:

REMEDIATION AND LIAB1LITY MANAGEMENT COMPANY, INC:

By:
Name:
Title:

GENERAL MOTORS LLC

By:
Name:
Title:

FTI CONSULTING, INC.,

solely in its capacity as GUC Trust Monitor

By:
Name:
Title:

Very truly yours,

MOTORS LIQUIDATION COMPANY GUC TRUST

By:	WILMINGTON TRUST COMPANY, solely in its capacity as GUC Trust Administrator

By:
Name:
Title:

Acknowledged and agreed to on

this     day of September, 2011 by:

MOTORS LIQUIDATION COMPANY

By:
Name:	Stenger
Title:	EVP

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC:

By:
Name:	Stenger
Title:	EVP

GENERAL MOTORS LLC

By:
Name:
Title:

FTI CONSULTING, INC.,

solely in its capacity as GUC Trust Monitor

By:
Name:
Title:

Very truly yours,

MOTORS LIQUIDATION COMPANY GUC TRUST

By:	WILMINGTON TRUST COMPANY, solely in its capacity as GUC Trust Administrator

By:
Name:
Title:

Acknowledged and agreed to on

this     day of September, 2011 by:

MOTORS LIQUIDATION COMPANY

By:
Name:
Title:

REMEDIATION AND LIAB1LITY MANAGEMENT COMPANY, INC:

By:
Name:
Title:

GENERAL MOTORS LLC

By:
Name: Michael P. Millikin
Title: Senior Vice President and General Counsel

FTI CONSULTING, INC.,

solely in its capacity as GUC Trust Monitor

By:
Name:
Title:

Very truly yours,

MOTORS LIQUIDATION COMPANY GUC TRUST

By:	WILMINGTON TRUST COMPANY, solely in its capacity as GUC Trust Administrator

By:
Name:
Title:

Acknowledged and agreed to on

this     day of September, 2011 by:

MOTORS LIQUIDATION COMPANY

By:
Name:
Title:

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC:

By:
Name:
Title:

GENERAL MOTORS LLC

By:
Name:
Title:

FTI CONSULTING, INC.,

solely in its capacity as GUC Trust Monitor

By:
Name: Anna Phillips
Title: Senior Managing Director

EXHIBIT 2

APPROVAL ORDER

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
MOTORS LIQUIDATION COMPANY, et al.,	)	Bankruptcy Case No.: 09-50026 (MG)
f/k/a General Motors Corporation, et al.,	)
	)	(Jointly Administered)
Debtors.	)
)

ORDER PURSUANT TO SECTIONS 105(a), 363(b)

AND 1142(b) OF THE BANKRUPTCY CODE AND

BANKRUPTCY RULE 3020(d), AUTHORIZING ENTRY INTO

FORBEARANCE AGREEMENT WITH GENERAL MOTORS LLC

Upon the motion of Wilmington Trust Company, in its capacity as trustee and trust administrator (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) filed on September 12, 2017 [ECF No.             ] (the “Motion”)1 for entry of an order authorizing the GUC Trust’s and GUC Trust Administrator’s entry into a forbearance agreement with General Motors LLC (“New GM”) attached thereto as Exhibit B (the “Forbearance Agreement”); and the Court having considered the Motion; and a hearing on the Motion having been held before this Court on             , 2017 (the “Hearing”) to consider the relief requested in the Motion; and the Court having found that it has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Plan; and the Court having considered the statements of counsel on the record of the Hearing and the filings of the parties in connection with the Motion; and it appearing that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and it appearing that venue of this proceeding and the Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and upon the record of the Hearing; and it appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation and sufficient cause appearing therefor,

[1]	Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Motion.

THE COURT HEREBY FINDS AND DETERMINES THAT:2

A. This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a).

B. The statutory predicates for the relief requested in the Motion are Sections 105, 363 and 1142 of the Bankruptcy Code and Bankruptcy Rule 3020.

C. As evidenced by the affidavits of service filed with this Court, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all Unitholders and all other parties in interest that are or will be affected by entry of this Order. The notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

D. The GUC Trust has demonstrated good, sufficient and sound business purposes, causes and justifications for the relief requested in the Motion and the transactions contemplated by the Forbearance Agreement. The GUC Trust has demonstrated that the relief requested in the Motion is in the best interests of the GUC Trust, its beneficiaries and other parties-in-interest.

E. The Forbearance Agreement was negotiated and entered into by and between the GUC Trust Administrator and New GM in good faith and from arm’s length bargaining positions.

[2]	The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

F. The alleged settlement agreement by and between the GUC Trust and certain individuals who filed Late Claims Motions (the “Purported Settlement Agreement”) was not final or binding as against the GUC Trust or the GUC Trust Administrator.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The relief requested by the Motion is GRANTED and the Forbearance Agreement and each of its terms are approved in their entirety as set forth herein.

2. Any and all objections to the Motion that have not been withdrawn, resolved, waived or settled as reflected on the record of the Hearing are overruled on the merits.

3. In accordance with Paragraphs 3.1 and 3.2 of the Forbearance Agreement, (i) the Forbearance Obligation shall be effective and binding on the GUC Trust and the GUC Trust Administrator pursuant to the terms of Paragraph 1.2 of the Forbearance Agreement on the Settlement Effective Date, and (ii) the Reimbursement Obligation shall be effective and binding on New GM pursuant to the terms of Paragraph 1.3 of the Forbearance Agreement on the Settlement Effective Date.

4. The GUC Trust is authorized to perform all of its obligations pursuant to the terms of the Forbearance Agreement, and to take any and all actions necessary or appropriate to effectuate the Forbearance Agreement and to enforce its terms.

5. The GUC Trust, the GUC Trust Administrator, FTI Consulting, Inc. (as trust monitor of the GUC Trust), and all of their subsidiaries and affiliates, and all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) (collectively, the “Exculpated Parties”): (a) shall have no liability whatsoever to any holder or purported holder of a claim (including but not limited to the persons filing the Late Claims Motions or any purported member of a class contemplated by the Late Claims Motions), any holder of units of beneficial interest in the GUC Trust, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of, the Forbearance Agreement or the transactions contemplated thereby, the Purported Settlement Agreement, the negotiations leading up to the execution of the Forbearance Agreement, the negotiations and discussions related to the Purported Settlement Agreement, the pursuit of approval of the Forbearance Agreement (collectively, the “Exculpated Claims”), except (i) for any act or omission that constitutes willful misconduct or gross negligence as determined by a final order, and (ii) for any contractual obligation that is owed to New GM under the Forbearance Agreement or this Order; and (b) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Forbearance Agreement. No holder or purported holder of a claim (including but not limited to the persons filing the Late Claims Motions or any purported member of a class contemplated by the Late Claims Motions), any holder of units of beneficial interest in the GUC Trust, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, shall have any right of action against the Exculpated Parties with respect to the Exculpated Claims. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

6. The Forbearance Agreement, including any term, condition or other provision therein, may not be waived, modified, amended or supplemented, except as provided in the Forbearance Agreement.

7. The failure to specifically describe or include any particular provision of the Forbearance Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Forbearance Agreement be authorized and approved in its entirety.

8. If there is any conflict between the terms of the Motion and the Forbearance Agreement, the terms of the Forbearance Agreement shall control, and if there is any conflict between the terms of this Order and the Forbearance Agreement, the terms of this Order shall control.

9. Notwithstanding the possible applicability of Bankruptcy Rules 3020, 6004, 6006, 7062, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

10. The Court shall have exclusive jurisdiction to interpret and enforce the Forbearance Agreement and to resolve any disputes relating to or concerning the Forbearance Agreement.

Dated:             , 2017

THE HONORABLE MARTIN GLENN
UNITED STATES BANKRUPTCY COURT

EXHIBIT B

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
MOTORS LIQUIDATION COMPANY, et al.,	)	Bankruptcy Case No.: 09-50026 (MG)
f/k/a General Motors Corporation, et al.,	)
	)	(Jointly Administered)
Debtors.	)
)

ORDER PURSUANT TO SECTIONS 105(a), 363(b)

AND 1142(b) OF THE BANKRUPTCY CODE AND

BANKRUPTCY RULE 3020(d), AUTHORIZING ENTRY INTO

FORBEARANCE AGREEMENT WITH GENERAL MOTORS LLC

Upon the motion of Wilmington Trust Company, in its capacity as trustee and trust administrator (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) filed on September 12, 2017 [ECF No.             ] (the “Motion”)1 for entry of an order authorizing the GUC Trust’s and GUC Trust Administrator’s entry into a forbearance agreement with General Motors LLC (“New GM”) attached thereto as Exhibit B (the “Forbearance Agreement”); and the Court having considered the Motion; and a hearing on the Motion having been held before this Court on             , 2017 (the “Hearing”) to consider the relief requested in the Motion; and the Court having found that it has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Plan; and the Court having considered the statements of counsel on the record of the Hearing and the filings of the parties in connection with the Motion; and it appearing that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and it appearing that venue of this proceeding and the Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and upon the record of the Hearing; and it appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation and sufficient cause appearing therefor,

[1]	Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Motion.

THE COURT HEREBY FINDS AND DETERMINES THAT:2

A. This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a).

B. The statutory predicates for the relief requested in the Motion are Sections 105, 363 and 1142 of the Bankruptcy Code and Bankruptcy Rule 3020.

C. As evidenced by the affidavits of service filed with this Court, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all Unitholders and all other parties in interest that are or will be affected by entry of this Order. The notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

D. The GUC Trust has demonstrated good, sufficient and sound business purposes, causes and justifications for the relief requested in the Motion and the transactions contemplated by the Forbearance Agreement. The GUC Trust has demonstrated that the relief requested in the Motion is in the best interests of the GUC Trust, its beneficiaries and other parties-in-interest.

E. The Forbearance Agreement was negotiated and entered into by and between the GUC Trust Administrator and New GM in good faith and from arm’s length bargaining positions.

[2]	The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

F. The alleged settlement agreement by and between the GUC Trust and certain individuals who filed Late Claims Motions (the “Purported Settlement Agreement”) was not final or binding as against the GUC Trust or the GUC Trust Administrator.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The relief requested by the Motion is GRANTED and the Forbearance Agreement and each of its terms are approved in their entirety as set forth herein.

2. Any and all objections to the Motion that have not been withdrawn, resolved, waived or settled as reflected on the record of the Hearing are overruled on the merits.

3. In accordance with Paragraphs 3.1 and 3.2 of the Forbearance Agreement, (i) the Forbearance Obligation shall be effective and binding on the GUC Trust and the GUC Trust Administrator pursuant to the terms of Paragraph 1.2 of the Forbearance Agreement on the Settlement Effective Date, and (ii) the Reimbursement Obligation shall be effective and binding on New GM pursuant to the terms of Paragraph 1.3 of the Forbearance Agreement on the Settlement Effective Date.

4. The GUC Trust is authorized to perform all of its obligations pursuant to the terms of the Forbearance Agreement, and to take any and all actions necessary or appropriate to effectuate the Forbearance Agreement and to enforce its terms.

5. The GUC Trust, the GUC Trust Administrator, FTI Consulting, Inc. (as trust monitor of the GUC Trust), and all of their subsidiaries and affiliates, and all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) (collectively, the “Exculpated Parties”): (a) shall have no liability whatsoever to any holder or purported holder of a claim (including but not limited to the persons filing the Late Claims Motions or any purported member of a class contemplated by the Late Claims Motions), any holder of units of beneficial interest in the GUC Trust, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of, the Forbearance Agreement or the transactions contemplated thereby, the Purported Settlement Agreement, the negotiations leading up to the execution of the Forbearance Agreement, the negotiations and discussions related to the Purported Settlement Agreement, the pursuit of approval of the Forbearance Agreement (collectively, the “Exculpated Claims”), except (i) for any act or omission that constitutes willful misconduct or gross negligence as determined by a final order, and (ii) for any contractual obligation that is owed to New GM under the Forbearance Agreement or this Order; and (b) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Forbearance Agreement. No holder or purported holder of a claim (including but not limited to the persons filing the Late Claims Motions or any purported member of a class contemplated by the Late Claims Motions), any holder of units of beneficial interest in the GUC Trust, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, shall have any right of action against the Exculpated Parties with respect to the Exculpated Claims. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

6. The Forbearance Agreement, including any term, condition or other provision therein, may not be waived, modified, amended or supplemented, except as provided in the Forbearance Agreement.

7. The failure to specifically describe or include any particular provision of the Forbearance Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Forbearance Agreement be authorized and approved in its entirety.

8. If there is any conflict between the terms of the Motion and the Forbearance Agreement, the terms of the Forbearance Agreement shall control, and if there is any conflict between the terms of this Order and the Forbearance Agreement, the terms of this Order shall control.

9. Notwithstanding the possible applicability of Bankruptcy Rules 3020, 6004, 6006, 7062, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

10. The Court shall have exclusive jurisdiction to interpret and enforce the Forbearance Agreement and to resolve any disputes relating to or concerning the Forbearance Agreement.

Dated:             , 2017

THE HONORABLE MARTIN GLENN
UNITED STATES BANKRUPTCY COURT